GK INTELLIGENT SYSTEMS, INC.
                            (A Delaware Corporation)

                             2003 STOCK OPTION PLAN
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     The following constitutes the provisions of the 2003 Stock Option Plan of
GK Intelligent Systems, Inc.

                                    ARTICLE 1

                                    OVERVIEW

     1.1 Purpose. The purpose of the 2003 Stock Option Plan (the "Plan") is to attract, retain, and reward persons providing services to GK Intelligent Systems, Inc., a Delaware Corporation, and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of which along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     1.2 Administration. The following provisions shall govern the administration of the Plan:

          (a) Administration By Board And/Or Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board" or "Committee") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed, and unless the powers of the committee have been specifically limited.

          (b) Committee Powers. The Committee shall determine, in accordance with the provisions of the Plan, the duration of each Option, the exercise price (i.e., Option price) under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised, and whether cash, Common Stock, or other property may be accepted in full or partial payment upon exercise of an Option.

          (c) Special Rule for Officers and Directors. The grant of options to employees who are officers or directors of the Company and to nonemployee directors of the Company may be made by and all discretion with respect to the material terms of the options may be exercised by either (i) the Board of Directors, or (ii) a duly appointed committee of the Board composed solely of two or more nonemployee directors having full authority to act in the matter. The term "nonemployee directors" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("SEC") under section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as that rule may be amended from time to time, and as interpreted by the SEC ("Rule 16b-3").

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          (d) Options Authorized. Options may be either Incentive Stock Options as defined in Section 422 of the Code ("Incentive Stock Options") or Nonqualified Stock Options.

     1.3 Eligibility.

          (a) Eligible Persons. Options may be granted only to employees (including officers) and directors of the Participating Company Group, or to individuals who are rendering services as consultants to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted Options (an "Optionee").

          (b) Restrictions on Option Grants. A director of a Participating Company may only be granted a Nonqualified Stock Option unless the director is also an employee of the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a Nonqualified Stock Option.

     1.4 Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock $0.001 par value of the Company (the "Stock"), subject to adjustment as provided in Section 6.2 below. The maximum number of shares of Stock which may be issued under the Plan shall be ten million (10,000,000) shares. In the event that any outstanding Option for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3.

     1.5 Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan approved by the stockholders of the Company.

     1.6 Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the exercise price of the Option, the timing and terms of exercisability and vesting of the Option, the time of expiration of the Option, the effect of the Optionee's termination of employment or service, whether the Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option, the method for satisfaction of any tax withholding obligation arising in connection with the Option, including by the withholding or delivery of shares of stock, and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

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                                    ARTICLE 2

                             INCENTIVE STOCK OPTIONS

     2.1 Incentive Stock Option Terms and Conditions. Options granted to employees (but not to nonemployee directors) under the terms and conditions of this Section 2 are intended to be Incentive Stock Options under section 422 of the Code. Each Incentive Stock Option granted under the Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price for each Option shall be established at the sole discretion of the Board; provided, however, that:

               (i) the exercise price per share for an Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value, as determined by the Board based on the recent market price of securities of the same class that are publicly traded;

               (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall have an exercise price per share less than one hundred ten percent (110%) of the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code.

          (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted. No Incentive Stock Option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as determined under the stock ownership rules specified in Subsection 2.1(c), shall be exercisable after the expiration of ten (10) years from the date on which that option is granted.

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          (c) Determination of Stock Ownership. For purposes of determining in
          Subsections 2.1(a) and 2.1(b) whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

          (d) Right to Exercise. Each Incentive Stock Option shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Notwithstanding the preceding sentences, all outstanding Incentive Stock Options shall immediately become exercisable in full in the event that (i) the shareholders of the Company approve a dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets to another entity; (ii) a tender within the meaning of section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Company's outstanding capital stock by any person other than the Company or an affiliate; or (iii) the Company effects an underwritten public offering of its securities pursuant to a registration statement filed under the Securities Act of 1933. Each Incentive Stock Option shall be subject to termination before its date of expiration as provided in Subsection 2.1(e).

          (e) Termination of Employee Options. If an optionee who is an employee ceases to be an employee of the Company, his or her rights to exercise an Incentive Stock Option then held shall be only as follows:

               (i) Death. If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

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               (ii) Disability. If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of six (6) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iii) Resignation. If an optionee voluntarily resigns from the Company, the optionee shall have the right for a period of two (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iv) Termination for Reasons other than Cause. If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

               (v) Termination for Cause. If an optionee's employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

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          (f) Notice of Sale. If an optionee sells or otherwise disposes of any
          Shares acquired upon exercise of an Incentive Stock Option, the optionee shall give the Company notice of the sale or disposition within five business (5) days thereafter.

          (g) Other Reasons. If an optionee's employment with the Company ends for any reason not mentioned above in this Subsection 2(e), all rights of the optionee in an Incentive Stock Option, to the extent that it has not been exercised, shall terminate thirty (30) days after the date the optionee's employment ends.

          (h) Limit on Exercise of Incentive Stock Options. To the extent that the aggregate fair market value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds one hundred thousand dollars ($100,000), the options shall be treated as options that are not Incentive Stock Options.

                                    ARTICLE 3

                            NONQUALIFIED STOCK OPTION

     3.1 Nonqualified Stock Option Terms and Conditions. The options granted under the terms and conditions of this Section 3 are Nonqualified Stock Options and are not intended to qualify as either a qualified stock option or an Incentive Stock Option as those terms are defined by applicable provisions of the Code. Each Nonqualified Stock Option granted under the Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions:

          (a) Exercise Price. The exercise price of each Nonqualified Stock Option shall not be less than eighty five percent (85%) of the fair market value of a Share of the Company on the date the option is granted; provided, however, that the exercise price of a Nonqualified Stock Option granted to an individual who owns stock possessing more than ten percent (10%) of the combined voting power of the Company, its parent, or subsidiaries shall not be less than one hundred ten percent (110%) of the fair market value of a Share of the Company on the date the option is granted. The fair market value of each nonqualifed stock option shall be determined by the Board based on the recent market price of securities of the same class that are publicly traded.

          (b) Exercise Period of Options. The Board shall have the power to set, including by amendment of an Option, the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted. No Nonqualified Stock Option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of

                                       6
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          stock of the Company, as determined under the stock ownership rules specified in Subsection 3.1(c), shall be exercisable after the expiration of ten (10) years from the date on which that option is granted.

          (c) Determination of Stock Ownership. For purposes of determining in Subsections 3.1(a) and 3.1(b) whether an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, an employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the employee holds an option shall not be counted.

          (d) Right to Exercise. Each Nonqualified Stock Option shall become exercisable and vest according to the terms and conditions established by the Committee and reflected in the written agreement evidencing the option. Each Nonqualified Stock Option shall be subject to termination before its date of expiration as provided in Subsection 3.1(e).

          (e) Terminations of Options. If an optionee ceases to be an employee of the Company, his or her rights to exercise a Nonqualified Stock Option then held shall be only as follows:

               (i) Death. If an optionee dies while he or she is employed by the Company, the optionee's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

               (ii) Disability. If an optionee's employment with the Company ends because the optionee becomes disabled, the optionee or his or her qualified representative (in the event of the optionee's mental disability) shall have the right for a period of six (6) months after the date on which the optionee's employment ends to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

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               (iii) Resignation. If an optionee voluntarily resigns from the
          Company, the optionee shall have the right for a period of two (2) months after the date of resignation to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iv) Termination For Reasons Other Than Cause. If an optionee's employment is terminated by the Company for reasons other than "Cause," the optionee shall have the right for a period of two (2) months after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of an optionee's employment by the Company will be for reasons other than Cause if the termination is NOT due to an act by the optionee that is described below under "Termination for Cause."

               (v) Termination For Cause. If an optionee's employment is terminated by the Company for "Cause," the optionee shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the optionee was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the optionee is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

                                    ARTICLE 4

                          NON-EMPLOYEE DIRECTOR OPTIONS

     4.1 Grants to Non-Employee Directors. All options granted to nonemployee directors shall be subject to the following terms and conditions:

          (a) Limits. The aggregate amount of Shares (as adjusted pursuant to Section 6.2) subject to options granted to all nonemployee directors as a group shall not exceed twenty percent (20%) of the Shares plus Shares underlying expired or terminated options that are added back to the number of Shares available under the Plan.

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          (b) Nonqualified Options. All stock options granted to nonemployee directors pursuant to the Plan shall be Nonqualified Stock Options.

          (c) Exercise Price. The exercise price of each option granted to a nonemployee director shall not be less than eighty five percent (85%) of fair market value per Share; provided, however, that the exercise price of an option granted to a nonemployee director who owns stock possessing more than ten percent (10%) of the combined voting power of the Company, its parent, or subsidiaries shall not be less than one hundred ten percent (110%) of the fair market value of a Share of the Company on the date the option is granted. The fair market value of the Shares shall be determined by the Boardbased on the recent market price of securities of the same class that are publicly traded.

          (d) Duration of Options. Each option granted to a nonemployee director shall be for a term determined by the Board; provided, however, that the term of any option may not exceed ten (10) years.

          (e) Right to Exercise. Each option granted to a nonemployee director shall become exercisable and vest according to the terms and conditions established by the Board and reflected in the written agreement evidencing the option. Each option granted to a nonemployee director shall be subject to termination before its date of expiration as provided in Subsection 4.1(f).

          (f) Terminations of Non-employee Director Options. If a non-employee director ceases to be a director of the Company, his or her rights to exercise an option then held shall be only as follows:

               (i) Death. If a nonemployee director dies while he or she is serving on the Board of the Company, the director's estate shall have the right for a period of six (6) months (or such longer period as the Committee may determine at the date of grant or during the term of the option) after the date of death to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. A director's "estate" shall mean the director's legal representative or any person who acquires the right to exercise an option by reason of the director's death.

               (ii) Disability. If a nonemployee director's Board membership ends because the director becomes disabled, the director or his or her qualified representative (in the event of the director's mental disability) shall have the right for a period of six (6) months after the date on which the director's Board membership ends to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

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               (iii) Resignation. If a nonemployee director voluntarily resigns from the Company's Board, the director shall have the right for a period of six (6) months after the date of resignation to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate.

               (iv) Termination for Reasons other than Cause. If a nonemployee director's Board membership is terminated by the Company for reasons other than "Cause," the director shall have the right for a period of six (6) months after the date of termination to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. The termination of a nonemployee director's Board membership will be for reasons other than Cause if the termination is NOT due to an act by the director that is described below under "Termination for Cause."

               (v) Termination For Cause. If a nonemployee director's Board membership is terminated by the Company for "Cause," the director shall have the right for a period of one (1) month after the date of termination to exercise the option to the extent the director was entitled to exercise the option on that date, provided the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within this period, the option will terminate. For the purpose of this clause, "Cause" shall mean that: the director is determined by the Committee to have committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company, or to have deliberately disregarded the rules of the Company which resulted in loss, damage, or injury to the Company, or because the director has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has induced any client or customer of the Company to break any contract with the Company, has induced any principal for whom the Company acts as agent to terminate the agency relationship, or has engaged in any conduct that constitutes unfair competition with the Company.

               (vi) Other Reasons. If a nonemployee director's Board membership ends for any reason not mentioned above in this Subsection 4.1(f), all rights of the director in an option, to the extent that it has not been exercised, shall terminate on the date the director's Board membership ends.

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                                    ARTICLE 5

                             STOCK OPTION AGREEMENT

     5.1 Each award of Options shall be evidenced by a written agreement, executed by the employee and the Company, which shall contain such restrictions, terms and conditions as the Committee may require in accordance with the provisions of this Plan. Option agreements need not be identical. The certificates evidencing the shares of Common Stock acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and the Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such shares. If requested to do so by the Committee at the time of exercise of an Option, each Participant shall execute a certificate indicating that he is purchasing the Common Stock under such Option for investment and not with any present intention to sell the same.

                                    ARTICLE 6

            ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

     The following terms and conditions shall apply to all options granted pursuant to the plan:

     6.1 Payment of Exercise Price.

          (a) Excersise of Options. Options may be exercised by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment thereof. In lieu of part or all of a cash payment, the Committee may permit payment in Common Stock, valued at fair market value (as determined by the Committee) on the date of exercise. Payment for Common Stock, whether in cash or in other shares of Common Stock, shall be made in full at the time that an Option, or any part thereof, is exercised.

     6.2 Adjustment of and Changes In Capitalization.

          (a) The aggregate number or type of shares of Common Stock with respect to which Options may be granted hereunder, the number or type of shares of Common Stock subject to each outstanding Option, and the Option price per share for each such Option may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, consolidation, payment of a share dividend, or other similar increase or decrease.

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          (b) Subject to any required action by the stockholders, if the Company shall be a party to a transaction involving a sale of substantially all its assets, a merger, or a consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of Common Stock would be entitled to receive as a result of such transaction; provided, however, that all unexercised Options under the Plan may be cancelled by the Company as of the effective date of any such transaction by giving notice to the holders of such Options of its intention to do so, and by permitting the exercise of such Options during the 30-day period immediately after the date such notice is given.

          (c) In the case of dissolution of the Company, every Option outstanding hereunder shall terminate; provided, however, that each Option holder shall have 30 days' prior written notice of such event, during which time he shall have a right to exercise his partly or wholly unexercised Options.

          (d) On the basis of information known to the Company, the Committee shall make all determinations under this Section 7, including whether a transaction involves a sale of substantially all the Company's assets; and all such determinations shall be conclusive and binding on the Company and all other persons.

          (e) To the extent the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 6.2. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which was in fact so adjusted and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

               Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of Shares subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6.3 Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

          (a) the acquisition of direct or indirect ownership of stock by any person, entity or group of persons or entities acting in concert

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
          possessing more than a majority of the beneficial interest in the voting stock of the Company;

          (b) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

          (c) a merger or consolidation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

          (d) the sale, exchange, or transfer of all, or substantially all, of the assets of the Company other than a sale, exchange, or transfer to one (1) or more subsidiary of the Company; or

          (e) a liquidation or dissolution of the Company. For purposes of the foregoing, if a group of persons or entities begins to act in concert, and if such group meets the beneficial ownership requirements set forth in clause (a) above, then such acquisition shall be deemed to have occurred on the date the Company first becomes aware of such group or its actions.

          (f) a Stock Option Agreement may, in the discretion of the Board, provide for accelerated vesting in the event of a Transfer of Control. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding stock option agreements or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Options in connection with the Transfer of Control, any unexercisable and/or unvested shares subject to such outstanding stock option agreements shall be immediately exercisable and fully vested as of the date thirty (30) days prior to the proposed effective date of the Transfer of Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 6.3 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

     6.4 Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. In addition, in order for Shares acquired upon exercise of Incentive Stock Options to receive the tax treatment afforded such Shares, the Shares may not be disposed of within two years from the date of the option grant nor within one year after the date of transfer of such Shares to the optionee.

         6.5 Termination or Amendment of Plan or Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of Section 6.2 above), (b) no change in the class eligible to receive Incentive Stock Options, and (c) no expansion in the class eligible to receive Nonqualified Stock Options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

     The Plan, unless sooner terminated, shall terminate on January 31, 2013, ten (10) years from the date the Plan was originally adopted by the Board. An option may not be granted under the Plan after the Plan is terminated.

     6.6 Information to Optionees. The Company shall provide to each Optionee during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information, which is provided to shareholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.

     6.7 Privileges of Stock Ownership, Securities Law Compliance. No Optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the Optionee. The exercise of any option under the Plan shall be conditioned upon the registration of the Shares with the SEC and qualification of the options and underlying Shares under the Texas securities laws, unless in the opinion of counsel to the Company registration or qualification is not necessary. The Company shall diligently endeavor to comply with all applicable securities laws before any options are granted under the Plan and before any Shares are issued pursuant to the exercise of such options.

     6.8 Limitation of Rights.

          (a) No Right to an Option. Nothing in the Plan shall be construed to give any employee or any nonemployee director of the Company any right to be granted an option.

          (b) No Employment Rights. Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ or continue the Board membership of an optionee for any period of time, or in any position, or at any particular rate of compensation.

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
     6.9 Limitations on Number of Shares. At no time shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares called for under the Plan exceed a number of shaes which is equal to 30% of the then outstanding shares of the Company.

                                    ARTICLE 7

                            MISCELLANEOUS PROVISIONS

     7.1 Effective Date of Plan. The Plan will become effective upon approval by the Company's shareholders within twelve (12) months of the date the Plan is adopted by the Company's Board of Directors. Options may be granted under the Plan at any time after the Plan becomes effective and before the termination of the Plan.

     7.2 Indemnification. To the extent permitted by applicable law in effect from time to time, no member of the Board or the Committee shall be liable for any action or omission of any other member of the Board or Committee nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former director or member of the Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by such person while a director or member of the Committee arising with respect to the Plan or administration thereof or out of membership on the Committee or by the Company, or all or any combination of the preceding; provided the director or Committee member was acting in good faith, within what such director or Committee member reasonably believed to have been within the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This section does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a director or Committee member, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

     7.3 Withholding. The Company shall have the right to condition the issuance of Shares upon exercise of an option upon payment by the optionee of any applicable taxes required to be withheld under federal, state or local tax laws or regulations in connection with the exercise. To the extent permitted in an optionee's stock option agreement, an optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of Shares from the total number of Shares issuable upon exercise of the option or (ii) delivering a sufficient number of Shares which have been held by the optionee for at least six (6) months (or such other period as the Committee may require) to the Company. This election is subject to approval or disapproval by the Committee. The value of Shares withheld or delivered shall be the fair market value of the Shares on the date the exercise becomes taxable as determined by the Committee.

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
     7.4 Further Assurances. All parties to this Plan agree to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Plan.

     7.5 Attorneys' Fees. In any legal action or other proceeding brought by any party to enforce or interpret the terms of this Plan, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

     7.6 Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Texas.

     7.7 Notices. Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the chief personnel officer or to the chief executive officer of the Company, and shall become effective when it is received by the office of the chief personnel officer or the chief executive officer.

     7.8 Entire Agreement. This Plan, together with those documents that are referenced in the Plan, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Employee and the Company with regard to the subject matter of this Plan. This Agreement supersedes all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms. This Plan does not effect the terms and conditions of any options granted by the Company prior to the date of adoption of this Plan by the Board of Directors.

     7.9 Successors and Assigns. Optionee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Plan, except as expressly permitted by this Plan. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Plan, the Plan shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Employee, including any of his executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

     7.10 Severability. If any provision of this Plan, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

     7.11 Interpretation. This Plan shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Plan shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Plan. Captions are used for reference purposes only and should be ignored in the interpretation of the Plan. Unless the context requires otherwise, all references in this Plan to Paragraphs are to the paragraphs of this Plan.

     The undersigned hereby certify that the foregoing 2003 Stock Option Plan was duly adopted and approved by the Board of Directors on February 1, 2003.



/S/ Gary F. Kimmons                             /S/ Kathryn Kimmons
------------------------------------            --------------------------------
Gary Kimmons                                    Kathryn Kimmons
President and CEO                               Secretary

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